SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DIGITAL POWER CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies: N/A
(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A
(2)	Form, Schedule or Registration Statement No.: N/A
(3)	Filing Party: N/A
(4)	Date Filed: N/A

DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA  94538
(510) 657-2635

October 5, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Digital Power Corporation to be held at 10:00 a.m., Pacific Time, on Tuesday, November 16, 2010 at our corporate offices located at 41324 Christy Street, Fremont, California 94538.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions to ensure your shares will be represented. Your vote by written or electronic proxy will ensure your representation at the annual meeting regardless of whether or not you attend in person.

We look forward to seeing you at the annual meeting.

/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

Fremont, California

DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA  94538
(510) 657-2635

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 16, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Digital Power Corporation, a California corporation, will be held at our corporate headquarters, located at 41324 Christy Street, Fremont, California 94538, on Tuesday, November 16, 2010 at 10:00 a.m., Pacific Time, for the purpose of considering and acting on the following:

1.	To elect our Board of Directors, consisting of five directors, each to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2011; and

3.	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof is September 20, 2010. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our principal executive offices for a period of ten days before the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

By Order of the Board of Directors

/s/ Assaf Itshayek
Assaf Itshayek
Corporate Secretary

October 5, 2010
Fremont, California

DIGITAL POWER CORPORATION
41324 Christy Street
Fremont, CA  94538
(510) 657-2635

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this Proxy Statement to you in connection with our 2010 Annual Meeting of Shareholders to be held on Tuesday, November 16, 2010 at 10:00 a.m., Pacific Time, at our corporate headquarters located at 41324 Christy Street, Fremont, California 94538 and at any adjournments or postponements thereof. The matters to be considered and acted upon are (i) the election of our Board of Directors (“Board”), consisting of five directors, to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified; (ii) the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the year ending December 31, 2011; and (iii) such other business as may properly come before the annual meeting.

We use several abbreviations in this Proxy Statement. All references in this Proxy Statement to “we,” “us,” “our,” “Digital Power” or “the Company” shall mean Digital Power Corporation. The enclosed proxy is solicited on behalf of the Board of Digital Power and is revocable by you at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with your instructions, if any. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including audited financial statements, is included herewith.  Such Annual Report and financial statements are not a part of this Proxy Statement.

This Proxy Statement was first sent or given to shareholders on October 5, 2010.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the 2010 Annual Meeting of Shareholders?

The purpose of the annual meeting is to allow you to vote on the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, including the election of the Board and the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2011.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, September 20, 2010 (the “Record Date”), are entitled to vote at the annual meeting, or at any adjournments or postponements of the annual meeting.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR each of the proposals.

How do I vote?

Either (1) mail your completed and signed proxy card(s) to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary, (2) call the toll-free number printed on your proxy card(s) and follow the recorded instructions or (3) visit the website indicated on your proxy card(s) and follow the on-line instructions.  If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card(s) or vote in person.  If your shares are held by your broker or bank, in “street name”, then you will receive a form from your broker or bank seeking instructions as to how your shares should be voted.  If you do not instruct your broker or bank how to vote, then your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

Yes.  You have the right to revoke your proxy at any time before the annual meeting by notifying our Corporate Secretary in writing at Digital Power Corporation, 41324 Christy Street, Fremont, California 94538, voting in person, or returning a proxy card with a later date.  Those voting by internet or by telephone may also revoke their proxy either by voting in person at the annual meeting or by voting and submitting their proxy at a later time by internet or by telephone.  If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Who will count the vote?

Our Corporate Secretary will count the votes and act as the inspector of election. Computershare Transfer & Trust is our transfer agent for our common stock. Computershare Transfer & Trust will tally the proxies and provide this information at the time of the annual meeting.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Complete, sign and return all proxy cards, or electronically transmit all proxy cards, to ensure that all your shares are voted. We encourage you to have all accounts registered under the same name and address whenever possible. You can accomplish this by contacting our transfer agent, Computershare Transfer & Trust, located at 350 Indiana Street, Suite 800, Golden, Colorado 80401, phone (303) 986-5400, fax (303) 986-2444, or, if your shares are held by your broker or bank in “street name”, by contacting the broker or bank who holds your shares.

How many shares can vote?

Only shares of common stock may vote. As of the Record Date, there were 6,678,968 shares of common stock issued and outstanding.

Each share of common stock is entitled to one vote.  However, with respect to the election of directors, California law provides that a shareholder, or his or her proxy, may cumulate votes; that is, each shareholder has that number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as he or she deems appropriate.  A shareholder may cumulate votes only for a candidate or candidates whose name(s) has/have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination.  Our designated proxy holders have discretionary authority to cumulate votes represented by the proxies received in the election of directors. These proxy holders intend to vote all proxies received by them in such manner that will assure the election of as many of the nominees described under “Proposal No. 1 - Election of Board of Directors” as possible.

What is a “quorum”?

A “quorum” is a majority of the outstanding shares entitled to vote. A quorum may be present in person or represented by proxy to transact business at the annual meeting. For the purposes of determining a quorum, shares held by brokers or nominees for whom we receive a signed or electronically transmitted proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter, or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

What is required to approve each proposal?

For the election of the Board, once a quorum has been established, the nominees for director who have received the most votes will become directors. Holders owning a majority of the shares present or represented and entitled to vote at the annual meeting must approve the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as our independent auditors for the fiscal year ending December 31, 2011.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, then the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

How will we solicit proxies?

We will distribute the proxy materials and solicit votes. We will also bear the cost of soliciting proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the meeting, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to shareholders. Proxies may also be solicited by our directors, officers, and employees, without additional compensation, in person, by telephone, by facsimile or by internet.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

General

Our bylaws permit our Board to fix by resolution the number of authorized directors, with a minimum of five directors and a maximum of nine directors. Our Board has fixed the authorized number of directors at five. As of the date of this Proxy Statement, our directors are Amos Kohn, Ben-Zion Diamant, Israel Levi, Yeheskel Manea and Terry Steinberg.  Effective as of the date of the 2010 Annual Meeting of Shareholders, Mr. Steinberg’s term will expire, and he will not stand for re-election to the Board.

Based on the recommendation of the Nomination and Governance Committee, our Board has approved the nomination of Amos Kohn, Ben-Zion Diamant, Israel Levi, Yeheskel Manea and Robert O. Smith for election as directors at the 2010 Annual Meeting, each to serve until the 2011 Annual Meeting or until his earlier death, resignation or removal.  Below is information concerning such nominees, including information as to their age and business experience as of the Record Date. Unless otherwise instructed, our designated proxy holders will vote the proxies received by them for the five nominees named below. If any of our nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. Each nominee has agreed to serve as a director, if elected.

Nominees for the Board of Directors

Amos Kohn

Amos Kohn, 50, has served as a member of our Board since 2003 and as our President and Chief Executive Officer since June 2008. Mr. Kohn’s extensive executive-level management experience includes more than 20 years in convergence technology development, business management, corporate operations, and product management for diverse industries, including telecommunications, cable television, broadcast, and wireless. His background includes serving as the Chief Executive Officer of TechLead, a company specializing in professional services and consulting services to telecommunications, cable television, broadcast and wireless industries (since 2003); Vice President of Business Development at Scopus Video Networks, Inc., a Princeton, New Jersey company which develops, markets and supports digital video networking products (2006 through 2007); Senior Vice President of Solutions Engineering at ICTV Inc., a leading provider of network-based streaming media technology solutions for digital video and web-driven programming, located in Los Gatos, California (2003 through 2006); Chief Architect at Liberate Technologies, a leading company in the area of developing a full range of digital media processing for telecommunications, cable and operators, located in San Carlos, California (2000 through 2003); and Senior Vice President of Engineering and Technology at Golden Channel, the largest cable television multiple-systems operator (MSO) in Israel, where he had executive responsibility for developing and implementing the entire nationwide cable TV system (1989 through 2000). Mr. Kohn holds a degree in Electrical and Electronics Engineering and is named as an inventor of several United States and international patents.  We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries, including, but not limited to, power electronics, telecommunications, cable television, broadcast and wireless, as well as his service on our Board since 2003, give him the qualifications and skills to serve as one of our directors.

Ben-Zion Diamant

Ben-Zion Diamant, 60, has served as a member of our Board and has been Chairman of our Board since 2001. From March 2008 through July 2008, he also served as our Interim President and Chief Executive Officer. He has served as Chief Executive Officer of Telkoor Telecom Ltd. (“Telkoor”) since August 2008; from 1994 through July 2008, he served as Chairman of the Board of Telkoor.  From 1992 through 1994, he was a partner and business development manager at Phascom, and from 1989 to 1992, he was a partner and manager at Rotel Communication. Mr. Diamant holds a B.A. degree in political science from Bar-Ilan University.  We believe that Mr. Diamant’s business development and executive-level experience, as well as his service as Chairman of our Board since 2001, give him the qualifications and skills to serve as one of our directors.

Israel Levi

Israel Levi, 70, has served as a member of our Board since July 2008.  From 1989 to 2007, Mr. Levi served as an officer and held senior management positions, including Senior Vice President of Worldwide Operations, Senior Vice President of Systems and Technology and Senior Vice President of Research and Development, with Harmonic, Inc., a Sunnyvale, California-based provider of video delivery solutions to cable, satellite, telco, terrestrial, and wireless operators worldwide.  Mr. Levi led numerous industry-first product and technology developments applied to analog/digital video and data transmission over HFC (hybrid fiber coax) networks; among those developments are the first Fiber Node, the first DWDM (Dense Wavelength Division Multiplexing), SCM (Sub Carrier Multiplexed) Transmitter and Digitized Return Path Transceiver, all of which gained wide industry acceptance and helped build the broadband infrastructure for the transmission of voice, video and data over cable.  Mr. Levi holds a Master’s Degree in Electrical Engineering and is named as an inventor on five patents.  We believe that Mr. Levi’s executive-level experience, his spearheading of industry-first products and technology developments that have helped build the broadband infrastructure, and his service on our Board since 2008 give him the qualifications and skills to serve as one of our directors.

Yeheskel Manea

Yeheskel Manea, 64, has served as a member of our Board since 2002.  Since 1996, Mr. Manea has been a Branch Manager of Bank Hapoalim, one of the leading banks in Israel; he has been employed with Bank Hapoalim since 1972.  He holds a Bachelor of Arts degree in Economics and Business Administration from Ferris College, University of Michigan.  We believe that Mr. Manea’s extensive experience in the banking industry, as well as his service on our Board since 2002, give him the qualifications and skills to serve as one of our directors

Robert O. Smith

Robert O. Smith, 66, has served as a member of Digital Power’s Advisory Board since 2002. He is currently a C-level executive consultant working with Bay Area high-tech firms on various strategic initiatives in all aspects of their business. From 2004 to 2007, he served on the Board of Castelle Corporation. From 1990 to 2002, he was our President, Chief Executive Officer and Chairman of the Board. From 1980 to 1990, he held several management positions with Computer Products, Inc., the most recent being President of their Compower/Boschert Division. From 1970 to 1980, he held managerial accounting positions with Ametek/Lamb Electric and with the JM Smucker Company.  Mr. Smith received his BBA degree in Accounting from Ohio University.  We believe that Mr. Smith’s business development and executive-level experience, including his management experience at Digital Power, as well as his service as a member of our Advisory Board since 2002, give him the qualifications to serve as one of our directors.

Family Relationships

Two of Mr. Manea's children are married to two of Mr. Diamant's children. Mr. Diamant’s son, Ran Diamant, who is also Mr. Manea’s son-in-law, serves as the Corporate Secretary and Controller of Telkoor Power Supplies Ltd., a key supplier to Digital Power and a wholly-owned subsidiary of our largest shareholder, Telkoor.  Other than the foregoing, there are no family relationships among any of our directors or executive officers.

Vote Required and Recommendation of the Board

Directors are elected by the affirmative vote of the holders of a plurality of shares present or represented and entitled to vote thereon at the annual meeting.

The Board recommends that shareholders vote FOR each of the nominees listed above.

Board Meetings and Committees

As of the date of this Proxy Statement, our Board is composed of five members and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nomination and Governance Committee. The membership and the function of each of the committees are described below. Our Board may from time to time establish a new committee or dissolve an existing committee depending on the circumstances. Current copies of the charters for the Audit Committee and the Nomination and Governance Committee can be found on our website at www.digipwr.com.

Our Board held three meetings during the year ended December 31, 2009.   During that year, the Audit Committee held three meetings, the Compensation Committee held three meetings, and the Nomination and Governance Committee did not hold any meetings.    During the year ended December 31, 2009, all of the directors attended at least 75% of the meetings of the Board held during their tenure and 75% of the meetings, if any, of the Board committees upon which they served and held during their tenure. We encourage, but do not require, our Board members to attend the annual meeting of shareholders. All of our directors attended our 2009 Annual Meeting of Shareholders.

Audit Committee

Messrs. Levi, Manea, and Steinberg currently comprise the Audit Committee of our Board.  Effective as of the date of the 2010 Annual Meeting of Shareholders, Mr. Smith, if elected as a director, shall replace Mr. Steinberg as a member of such committee.  Our Board has determined that each of the current members of the Audit Committee and Mr. Smith satisfy the requirements for independence and financial literacy under the standards of the Securities and Exchange Commission (the “SEC”) and the NYSE Amex. Our Board has also determined that Mr. Manea qualifies as an “audit committee financial expert” as defined in SEC regulations and satisfies the financial sophistication requirements set forth in the NYSE Amex Rules.

The Audit Committee is responsible for, among other things, selecting and hiring our independent auditors, and approving the audit and pre-approving any non-audit services to be performed by our independent auditors; reviewing the scope of the annual audit undertaken by our independent auditors and the progress and results of their work; reviewing our financial statements, internal accounting and auditing procedures, and corporate programs to ensure compliance with applicable laws; and reviewing the services performed by our independent auditors to determine if the services rendered are compatible with maintaining the independent auditors’ impartial opinion.

Compensation Committee

Messrs. Levi, Manea, and Steinberg currently comprise the Compensation Committee of our Board.  Effective as the date of the 2010 Annual Meeting of Shareholders, Mr. Smith, if elected as a director, shall replace Mr. Steinberg as a member of such committee.  Our Board has determined that each of the current members of the Compensation Committee and Mr. Smith satisfy the requirements for independence under the standards of the SEC and the NYSE Amex.

The Compensation Committee is responsible for, among other things, reviewing and approving executive compensation policies and practices; reviewing and approving salaries, bonuses and other benefits paid to our officers, including our Chief Executive Officer and Chief Financial Officer; and administering our stock option plans and other benefit plans.

Nomination and Governance Committee

Messrs. Levi, Manea, and Steinberg currently comprise the Nomination and Governance Committee of our Board.  Effective as of the date of the 2010 Annual Meeting of Shareholders, Mr. Smith, if elected as a director, shall replace Mr. Steinberg as a member of such committee.  Our Board has determined that each of the current members of the Nomination and Governance Committee and Mr. Smith satisfy the requirements for independence under the standards of the SEC and the NYSE Amex.

The Nomination and Governance Committee is responsible for, among other things, assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the Board; developing and recommending governance principles applicable to our Board; overseeing the evaluation of our Board and management; and recommending potential members for each Board committee to our Board.

Board candidates are considered according to various criteria such as their broad-based business and professional skills, experiences, personal integrity and judgment, global business and social perspective, and concern for the long-term interests of our shareholders. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the power-supply industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

While the Nomination and Governance Committee does not have a formal policy on diversity for members of the Board, it considers diversity of background, experience and qualifications in evaluating prospective Board members, as it believes that various points of view contribute to a more effective, engaged Board and to better decision-making processes.

Consideration of Director Nominees

You may propose director candidates for consideration by the Nomination and Governance Committee. Any such recommendations must comply with our bylaws and should include the nominee’s name and qualifications for Board membership. The recommendation should be directed to the Corporate Secretary, c/o Digital Power Corporation, 41324 Christy Street, Fremont, California 94538.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.  The Code of Ethical Conduct is designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations.  The full text of our Code of Ethical Conduct is published on our website at www.digipwr.com.  We will disclose any substantive amendments to the Code of Ethical Conduct or any waivers, explicit or implicit, from a provision of the Code on our website or in a Current Report on Form 8-K.

Board Leadership Structure and Role in Risk Oversight

Our Board as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board our risks and the manner in which we manage or mitigate such risks. While our Board has the ultimate responsibility for our risk oversight, our Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities.  In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures; our Compensation Committee evaluates the risks associated with our compensation philosophy and programs and strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives; and our Nomination and Governance Committee oversees risks associated with our Code of Ethical Conduct.

We currently separate the positions of President/Chief Executive Officer and Chairman of the Board.  The Board believes that such structure is in the best interest of the Company at this time, as it allows for a more effective monitoring and objective evaluation of the performance of management.

Director Independence

Our Board has undertaken a review of the independence of each director and director nominee and has determined that Messrs. Manea, Levi, Steinberg and Mr. Smith are independent, and that each director who serves on each of its committees is independent, as such term is defined by standards of the SEC and the NYSE Amex.  Messrs. Kohn and Diamant do not meet the independence standards above because they are or were within the past three years employees and executive officers of Digital Power.

Director Compensation

Independent directors receive $10,000 annually for serving on the Board. The director designated by the Board as the Audit Committee financial expert receives an additional annual fee of $5,000 for serving as the financial expert.

Upon joining our Board, each independent director also receives a grant of an option under our 2002 Stock Option Plan to purchase 10,000 shares of our common stock.  In addition, subject to Board approval, each independent director may be granted, on an annual basis, an option to purchase an additional 10,000 shares of our common stock.  Options vest over a four-year period, 25% per year. Each option has an exercise price equal to the fair market value of our common stock on the grant date and a maximum term of ten years, subject to earlier termination upon the cessation of service as a director.

The table below sets forth, for each non-employee director, the total amount of compensation related to his service during the year ended December 31, 2009:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yeheskel Manea	$15,000	-	$6,094	-	-	-	$21,094
Israel Levi	$10,000	-	$1,248	-	-	-	$11,248
Terry Steinberg	$10,000	-	$1,201	-	-	-	$11,201

Communications with the Board of Directors

If you wish to communicate with our Board or any Board committee or any member of the Board, please send a letter using the contact information provided below. Our Corporate Secretary will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

Write to the Board of Directors at:

Digital Power Corporation
41324 Christy Street
Fremont, CA  94538
Attention: Corporate Secretary

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

General

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), has served as our independent registered public accounting firm since 2002 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Shareholder ratification of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of E&Y as our independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2011. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of Digital Power and our shareholders. We do not expect a representative of E&Y to be present at the annual meeting or otherwise be available to make a statement or respond to questions.

E&Y also serves as the independent auditors of Telkoor, our largest shareholder. The auditing of our and Telkoor’s financial statements are handled by separate teams within E&Y.

Fees and Services

The following table shows the aggregate fees billed to us for professional services by E&Y for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees	$123,000	$123,000
Audit-Related Fees	$31,000	$-0-
Tax Fees	$5,000	$-0-
All Other Fees	$-0-	$-0-
Total	$159,000	$123,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our financial statements for the fiscal years ended December 31, 2009 and 2008, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2009 and 2008, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements, are not reported above under "Audit Fees," and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

The Audit Committee’s policy is to pre-approve all services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent auditors are required to report periodically to the Audit Committee regarding the extent of services they provide in accordance with such pre-approval.

Vote Required and Recommendation of the Board

The ratification of the appointment of E&Y requires the affirmative vote of the holders of a majority of shares present or represented and entitled to vote thereon at the annual meeting.

The Board recommends that shareholders vote FOR the ratification of the appointment of the independent auditors.

REPORT OF THE AUDIT COMMITTEE

In accordance with Securities and Exchange Commission regulations, this Audit Committee report is not deemed to be filed with the SEC.

The Audit Committee oversees the financial reporting process for Digital Power on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviews Digital Power’s internal accounting procedures, consults with, and reviews the services provided by, Digital Power’s independent auditors, and makes recommendations to the Board regarding the appointment of independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Digital Power and its management. The independent auditors provided the written disclosures and the letter required by Independence Standards Board Standard No. 1.

The Audit Committee has also met and discussed with Digital Power’s management, and with its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Digital Power, and the selection of Digital Power’s independent auditors. In addition, the Audit Committee discussed with the independent auditors, with and without management present, the specific results of audit investigations and examinations and the auditors’ judgments regarding any and all of the above issues.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors of
Digital Power Corporation

Israel Levi
Yeheskel Manea
Terry Steinberg

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by (1) each of our current directors and nominees; (2) each of the named executive officers listed in the Summary Compensation Table located below in the section entitled “Executive Compensation”; (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based upon Schedules 13G or 13D filed with the Securities and Exchange Commission; and (4) all of our directors and executive officers as a group. As of the Record Date, there were 6,678,968 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.  Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all common stock shown as beneficially owned by them, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal shareholders, Schedules 13D and 13G and Forms 3 and 4 filed with the Securities and Exchange Commission as of the Record Date.  Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Digital Power Corporation, 41324 Christy Street, Fremont, California 94538.

Beneficial owner	Shares Beneficially Owned		Percent of Class Beneficially Owned
Telkoor Telecom Ltd. 5 Giborei Israel Netanya 42293 Israel	2,897,110		43.38%
Ben-Zion Diamant	3,264,614	(1)	47.46%
Amos Kohn	247,504	(2)	3.66%
Yeheskel Manea	42,500	(3)	*
Israel Levi	5,000	(3)	*
Terry Steinberg	2,500	(3)	*
Robert O. Smith	103,500	(4)	1.53%
Barry W. Blank P.O. Box 32056 Phoenix, AZ 85064	618,375		9.26%
All directors and executive officers as a group (6 persons)	3,567,118	(5)	50.89%

*        Less than one percent.

(1)   Mr. Diamant serves as a director of Telkoor.  The shares beneficially owned by Mr. Diamant represent (a) 200,000 shares of common stock subject to options held by Mr. Diamant that are currently exercisable; (b) 167,504 shares of common stock owned by the Digital Power Employee Stock Ownership Plan (“ESOP”), for which Mr. Diamant serves as a trustee; and (c) 2,897,110 shares beneficially owned by Telkoor. Mr. Diamant is Chief Executive Officer and the majority shareholder of Telkoor.

(2)   Represents (a) 80,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 20, 2010; and (b) 167,504 shares of common stock owned by the Digital Power ESOP, for which Mr. Kohn serves as a trustee.

(3)   Represents shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 20, 2010.

(4) Includes (a) 100,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 20, 2010 and (b) 3,500 shares of common stock held by Charles Schwab.

(5)   See Notes (1) - (3) above.  Also includes 5,000 shares of common stock subject to options that are held by an executive officer and are currently exercisable or exercisable within 60 days of September 20, 2010.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent of our common stock to file reports of ownership on Form 3 and changes in their ownership on Form 4 or 5 with the SEC. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 received by us, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and more than ten percent shareholders were fulfilled.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities for the fiscal years ended December 31, 2008 and 2009 by our (i) Chief Executive Officer and (ii) executive officers, other than the Chief Executive Officer, whose salaries for the 2009 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)

Amos Kohn	2009	$173,350	-	-	$17,951	-	-	$24,729	$216,030
Chief Executive
Officer (1) (2)	2008	$101,250	-	-	$5,216	-	-	$52,870	$159,336

(1) The amounts in “All Other Compensation” consist primarily of health insurance benefits, and also include long-term and short-term disability insurance benefits.

(2) Mr. Kohn became our President and Chief Executive Officer in June 2008.  Prior to that date, he had served as a non-employee member of our Board since 2003.  The 2009 compensation set forth above for Mr. Kohn includes consulting fees of approximately $4,698 paid to TechLead, a company for which Mr. Kohn serves as CEO.  Mr. Kohn’s 2008 compensation includes compensation for serving as a non-employee member of our Board through May 2008, composed of $4,167 in cash and options to purchase an aggregate of 40,000 shares of our common stock, and also includes consulting fees of approximately $39,112 paid to TechLead.

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information on outstanding equity awards as of December 31, 2009 to the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Amos Kohn	10,000	-	-	$0.96	8/5/2013	-	-	-	-
	10,000	-	-	$1.19	2/28/2015	-	-	-	-
	7,500	2,500	-	$1.16	3/9/2016	-	-	-	-
	5,000	5,000	-	$1.66	3/9/2017	-	-	-	-
	12,500	37,500	-	$0.84	7/3/2018	-	-	-	-
	2,500	7,500	-	$0.79	9/19/2018	-	-	-	-
	-	50,000	-	$1.79	8/11/2019	-	-	-	-

Employee Stock Ownership Plan

We adopted an ESOP in conformity with ERISA requirements. As of December 31, 2009, the ESOP owned, in the aggregate, 167,504 shares of our common stock. All eligible employees participate in the ESOP based on the employee’s level of compensation and length of service. Participation in the ESOP is subject to vesting over a six-year period.  Our shares of common stock owned by the ESOP are voted by the ESOP trustees. Messrs. Diamant and Kohn are the current trustees of the ESOP.

Stock Option Plans

Our stock option plans currently consist of the Digital Power 2002, 1998, and 1996 Incentive Share Option Plans (the “Stock Option Plans”). The purpose of the Stock Option Plans is to encourage stock ownership by employees, officers, and directors by giving them a greater personal interest in the success of the business and by providing them an added incentive to advance in their employment or service to Digital Power. The Stock Option Plans provide for the grant of either incentive or non-statutory stock options. The exercise price of any stock option granted under the Stock Option Plans may not be less than 100% of the fair market value of our common stock on the date of grant.

To the extent that an incentive stock option may be exercised in any given year for more than $100,000, the option will be deemed to be a non-statutory stock option. Generally, our stock option agreements permit cashless exercises where options are exercised and the underlying common stock is sold on the same day. Unless otherwise provided by the Board, an option granted under the Stock Option Plans is exercisable for ten years. The Stock Option Plans are administered by the Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule and other terms of the options. The Stock Option Plans may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each incentive stock option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed with us.  In general, no option is transferable by the optionee other than by will or by the laws of descent and distribution.

As of December 31, 2009, of the 2,272,000 shares of our common stock authorized under the Stock Option Plans, a total of 688,905 options were available for grant.  In addition, options to purchase 825,240 shares of common stock were issued and outstanding at that date.

401(k) Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, which generally covers all of our full-time employees. Pursuant to the 401(k) plan, employees may make voluntary contributions to the plan up to a maximum of 6% of eligible compensation. The 401(k) plan permits, but does not require, matching contributions by Digital Power on behalf of plan participants. We match contributions at the rate of $0.25 for each $1.00 contributed, up to 6% of the base salary. We are also permitted under the plan to make discretionary contributions. The 401(k) plan is intended to qualify under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986, as amended. Contributions to such a qualified plan are deductible to Digital Power when made, and neither the contributions nor the income earned on those contributions is taxable to plan participants until withdrawn. All 401(k) plan contributions are credited to separate accounts maintained in trust.

Employment Agreements

Employment Agreement with Amos Kohn

Effective June 1, 2008, the Company entered into an employment agreement with Amos Kohn, its President and Chief Executive Officer (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Kohn was entitled to receive an initial annual base salary of $175,000 and was granted a stock option to purchase 50,000 shares of the Company’s common stock at a price equivalent to the fair market value of the Company’s shares on the date that the option grant was approved by the Company’s Board pursuant to the Company’s 2002 Digital Power Incentive Share Option Plan.

The Employment Agreement also provides that Mr. Kohn was to be granted an option to purchase 100,000 shares of the Company’s common stock at a price equivalent to the fair market value of the Company’s shares on the date that such option grant was approved by the Board, if (1) certain performance goals of the Company were met during the year ended December 31, 2008 and (2) Mr. Kohn served continuously as the Company’s President and Chief Executive Officer through June 30, 2009.   While Mr. Kohn did serve continuously as the Company’s President and Chief Executive Officer through June 30, 2009, and continues to serve in such capacity, certain of the stated performance goals for the Company for 2008 were not achieved.  On August 11, 2009, the Compensation Committee of the Board (the “Compensation Committee”) determined that, since the shortfall from the performance goals was not material, Mr. Kohn should be granted an option to purchase 50,000 shares of the Company’s common stock in lieu of the 100,000 shares of the Company’s common stock provided for in the Employment Agreement.  The option vests in equal annual installments over a four-year period.  The Compensation Committee also determined that, in the event certain performance goals for the Company for the year ending December 31, 2009 were met, Mr. Kohn would be entitled to receive an option grant with respect to the remaining 50,000 shares.  Such performance goals for the Company for 2009 were not satisfied.

In addition, the Employment Agreement provides that if Mr. Kohn serves continuously as the Company’s President and Chief Executive Officer and (i) if certain performance objectives were met during 2008, his base salary during 2009 would increase to $200,000 or he would receive a bonus in the amount of $87,500; (ii) if certain performance objectives were met during 2009, he would receive a bonus equal to his then base salary times a fraction, the numerator of which is the Company’s gross profit for 2009 and the denominator of which is the Company’s gross revenue for 2009; and (iii) if certain performance objectives are met during 2010, he will receive a bonus equal to his then base salary times a fraction, the numerator of which is the Company’s gross profit for 2010 and the denominator of which is the Company’s gross revenue for 2010.  Effective January 1, 2009, Mr. Kohn’s base salary was increased to $200,000; although, as discussed above, the performance goals for the Company during 2008 were not met, the Compensation Committee determined that, since the shortfall from the performance goals was not material, Mr. Kohn would receive an increase in his base salary to $200,000.  As indicated above, the performance goals for the Company for 2009 were not satisfied.

Also pursuant to the Employment Agreement, if on or after January 1, 2009, (i) Mr. Kohn is terminated by the Company without cause or (ii) a change in control of the Company (as defined in the Employment Agreement) occurs, and Mr. Kohn resigns with good reason within six months following such change in control, Mr. Kohn will be entitled to the following benefits: four to eight months of his then base salary, depending on whether certain performance goals have been achieved; health benefits for up to four months following termination; and acceleration of one year’s worth of vesting of any outstanding stock options.

Separation Agreement with Jonathan Wax

We entered into a separation agreement and release of claims with Jonathan Wax, our former President and Chief Executive Officer. See the discussion of this agreement located below in the section entitled “Certain Relationships and Related Transactions”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreement with Amos Kohn

We entered into an employment agreement, effective June 1, 2008, with our President and Chief Executive Officer, Amos Kohn. See the discussion of this agreement located above in the section entitled “Executive Compensation – Employment Agreements”.

Separation Agreement with Jonathan Wax

We entered into a separation agreement and release of claims, effective as of February 29, 2008, with Jonathan Wax, our former President and Chief Executive Officer. This agreement provided for the payment to Mr. Wax of the following: (a) his base salary through the date of the agreement and any vacation pay and other cash entitlements accrued by Mr. Wax as of the date of the agreement; and (b) $165,000 (less deductions required by law) payable in four equal quarterly installments on April 1, 2008, July 1, 2008, October 1, 2008 and January 1, 2009.  Pursuant to the agreement, we were also obligated to continue to pay until the earlier of (a) the date on which Mr. Wax obtained health care coverage from another employer or source or (b) one year from the date of the agreement, the same portion of the costs associated with providing group, medical, dental and vision insurance coverage to Mr. Wax as was paid by Digital Power during February 2008.

Relationship with Telkoor Power Supplies Ltd.

In the fiscal years ended December 31, 2009 and 2008, we purchased approximately $2,531,000 and $4,571,000, respectively, of products from Telkoor Power Supplies Ltd. (“TPS”), a wholly-owned subsidiary of Telkoor.  We have no written agreement for the purchase of these products, other than purchase orders that are placed in the ordinary course of business when the products are needed.

On August 25, 2010, Digital Power and its wholly-owned subsidiary, Digital Power Limited (“DPL”) entered into an agreement with TPS, pursuant to which, among other things, (1) TPS sold, assigned and conveyed to DPL all of its right, title and interest in and to the intellectual property associated with the Compact Peripheral Component Interface 600 W AC/DC power supply series (the “Assets”) and (2) DPL granted to TPS an irrevocable license to sell the Assets in the State of Israel on an exclusive basis, for which TPS agreed to pay to DPL royalty fees.  In consideration for the intellectual property, DPL paid to TPS $480,000.

Mr. Diamant is our Chairman of the Board of Directors and is the Chief Executive Officer and the majority shareholder of Telkoor.  Telkoor is one of our principal shareholders.

PROPOSALS OF SHAREHOLDERS

If any shareholder intends to submit a proposal to be considered for inclusion in our proxy materials in connection with our 2011 Annual Meeting of Shareholders, the proposal must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, and must be delivered to Digital Power no later than June 3, 2011.  Such proposals should be delivered to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary.

Shareholder proposals to be submitted for consideration at our 2011 Annual Meeting but not submitted for inclusion in our proxy materials for that meeting, including shareholder nominations for candidates for election as directors, must be timely received by our Corporate Secretary.  To be timely, a shareholder’s notice of the proposal must be  delivered or mailed and received at the principal executive offices of the Company not less than 40 days and not more than 60 days prior to the annual meeting; provided, however, that, in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder,  to be timely, must be received at the principal executive offices of the Company no later than the close of business on tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the class and number of the shares of the Company which are beneficially owned by the shareholder, and (4) any material interest of the shareholder in such business.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including audited financial statements, was sent or given to the shareholders concurrently with this Proxy Statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.  The Form
10-K and all other periodic filings made with the Securities and Exchange Commission are available on our website at www.digipwr.com.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter should properly come before the annual meeting, the persons appointed as proxy holders intend to vote the shares represented in accordance with the recommendations of the Board.

By Order of the Board of Directors

/s/ Assaf Itshayek
Assaf Itshayek
Corporate Secretary
October 5, 2010

Digital Power
Flexible Power Solutions

C123456789

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 16, 2010.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/DPW**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 ______ Ben-Zion Diamant*	☐	☐	02 ______ Amos Kohn*	☐	☐	03 ______ Israel Levi*	☐	☐
04 ______ Yeheskel Manea*	☐	☐	05 ______ Robert O. Smith*	☐	☐			

+

* To be elected as directors to serve for the ensuing year and until their successors are elected.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check the box to the right and then indicate the number of votes to be given to such nominee(s) next to his or her name. ☐

3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 0 2 8 6 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

018LID

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Digital Power
Flexible Power Solutions

Proxy — DIGITAL POWER CORPORATION

41324 Christy Street
Fremont, CA 94538
(510) 657-2635

The undersigned hereby appoints Amos Kohn and Assaf Itshayek as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Digital Power Corporation held of record by the undersigned as of September 20, 2010, at the 2010 Annual Meeting of Shareholders to be held at the Company's headquarters located at 41324 Christy Street, Fremont, CA 94538, at 10:00 a.m. Pacific Time, on November 16, 2010, and any adjournments or postponements thereof, and hereby ratifies all that said proxies may do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES) AND FOR PROPOSAL TWO.

THE PROXY HOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE **(IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY CARD).**

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.